RIGHTS OFFERING AGREEMENT


                  RIGHTS OFFERING AGREEMENT, dated as of March 19, 1996 (the "Agreement") among T-Two Holding, L.L.C., a Delaware limited liability company (the "Company"), Presidio Capital Corp. ("PCC") and Roundhill Associates Limited Partnership, a Connecticut limited partnership, and Roundhill Associates Limited Partnership II, a Connecticut limited partnership (the latter two collectively, the "Initial Members").

                  WHEREAS, the Initial Members are borrowing in the aggregate, up to $31,500,000 from PCC (the "Loan") and PCC is lending such funds to the Initial Members with all of the principal and interest payments due on the earlier of the date of the completion of the Rights Offering (as defined below) and March 19, 1999;

                  WHEREAS, the Initial Members will contribute the entire amount of the Loan to the Company in exchange for 100% of the Company's membership interests;

                  WHEREAS, the Company will contribute a substantial portion of such amount to T-Two Partners, L.P. (the "T-2 Holder"), a Delaware limited partnership, in exchange for all of the T-2 Holder's limited partnership interests, constituting 99% of the T-2 Holder's partnership interests and the Company will retain the balance of such amount for working capital purposes;

                  WHEREAS, the T-2 Holder will use such funds as are contributed to it by the Company to purchase the Grantor Trust T-Two Certificates (as defined in the T-Two Certificate Purchase Agreement (the "T-2 Purchase Agreement") dated as of March 28, 1996 between T-2 Holder and the Contract Right Grantor Trust (the "Grantor Trust")) pursuant to the T-2 Purchase Agreement;

                  WHEREAS,  the Grantor Trust T-Two  Certificates will represent an interest primarily in certain contract receivables that are currently owned by Presidio CR Holdings, L.P., which is wholly owned by wholly owned subsidiaries of PCC;

                  NOW, THEREFORE, in consideration of and premised upon the various agreements and undertakings of each of the parties hereto contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1.       RIGHTS OFFERING

                  (a) The Initial Members hereby agree to cause the Company to conduct the Rights Offering, as soon as practicable after completion of the sale of the Grantor Trust T-Two Certificates to the T-2 Holder. Pursuant to the Rights Offering, transferable rights to purchase the equivalent of 100% of the membership interests in the Company (the "Offered Interests") will be offered to the stockholders of PCC at such exercise price and on such terms as are approved by a majority of the Class A directors of PCC (the "Rights Offering").

                  (b) If the Company is prevented from initiating the Rights Offering within one year of the sale of the Grantor Trust T-Two Certificates to the T-2 Holder, the Initial Members agree to develop an alternative transaction comparable to the Rights Offering, subject to the approval of a majority of the Class A directors of PCC.

                  (c) The Company hereby (i) agrees to conduct the Rights Offering or the alternative thereto developed pursuant to Section 1(c) and, (ii) agrees not to make any distribution to its members until the completion of the Rights Offering or the alternative thereto developed pursuant to Section 1(c).

                  (d) The Initial Members agree to remain the sole members of the Company and not to dispose of any of their membership interests in the Company and the Company agrees to cause the Initial Members to remain as the sole members of the Company, in each case, until the completion of the Rights Offering or the alternative thereto developed pursuant to Section 1(c), unless PCC consents to the contrary.

                  (e) The Initial Members agree that, prior to the completion of the Rights Offering, if necessary or appropriate to the successful completion of the Rights Offering, to cause the amendment of the Operating Agreement of the Company to admit a corporation (the "Corporation") which shall be designated as the managing member of the Company, which Corporation shall be issued a membership interest by the Company in exchange for a capital contribution equal to the percentage of the Corporation's Common Stock acquired in the Rights Offering, times the exercise price under the Rights Offering attributable to such part of an Offered Interest which consists of a 1% membership interest in the Company. Notwithstanding the foregoing, the Corporation's maximum capital contribution to the Company shall be $500,000 (or the applicable fraction thereof, if less than 100% of the Common Stock is acquired in the Rights Offering), and the Corporation's membership interest shall represent a percentage interest in the Company equivalent to the membership interest acquired as part of an Offered Interest in the Rights Offering for an exercise price of which $500,000 is attributable to such membership interest in the Company; provided, however, that in no event shall the Corporation's membership interest constitute less than 0.2% of the membership interests in the Company. As used herein, the term "Capital Contribution" shall mean the total capital contributions required to be made by the Corporation in the Company under this
Section 1(e) assuming 100% of the rights issued in the Rights Offering are exercised. All of the shares of common stock of the Corporation will be offered in the Rights Offering pro rata with membership interests in the Company as units, in which event, the term "Offered Interests" used herein shall be deemed to refer to such units. The Board of Directors of the Company shall be disbanded, and the initial Board of Directors of the Corporation shall be comprised of the same individuals as the Board of Directors of the Company at that time. The constituent documents of the Corporation shall contain comparable terms for its directors and Board of Directors as are contained in the Limited Liability Company Agreement, dated as of March 19, 1996, by and between the
Initial Members, including without limitation, term, classification of directors, removal and qualification. Notwithstanding the foregoing, the Initial Members shall have the option to develop an alternative to designating a managing member that would have the effect of preserving the partnership status of the Company for tax purposes.

                  (f) PCC agrees to advance to the Company such funds as are necessary for the Company to pay the out-of-pocket costs and expenses associated with conducting the Rights Offering and the other transactions contemplated hereby as such costs and expenses are incurred, which advances shall be repaid on the expiration of the Rights Offering or alternative thereto developed pursuant to Section 1(c), but in no event later than March 19, 1999, together with interest thereon at the minimum applicable federal rate in effect from time to time.

                  2.       REPURCHASE OF INTERESTS IN THE COMPANY

                  (a) The Company hereby agrees to repurchase and the Initial Members agree to sell to the Company on a pro rata basis the Initial Interests immediately upon a successful completion of the Rights Offering in the same percentage that the Offered Interests are acquired in the Rights Offering. To the extent that any Offered Interests consisting of units representing, in part, common stock of the Corporation are not acquired in the Rights Offering, the Initial Members agree to acquire and the Corporation shall issue and sell to the Initial Members or their designees all such unacquired common stock in exchange for the pro rata portion of the Capital Contribution represented by such unacquired common stock; provided that the Initial Members may use their membership interests in the Company in lieu of cash.

                  (b) The Initial Members and the Company agree that the repurchase price for these Interests shall be calculated on a proportionate basis so that the aggregate repurchase price for 100% of such Interests equals the sum of (i) $50,000, (ii) the amount due on the date of completion of the Rights Offering by the Initial Members under the Loan plus all amounts previously paid thereunder and, (iii) the product of (A) the marginal effective combined federal, state and local income tax rates applicable to the individual owners of the Initial Members, and (B) an amount equal to the total net income recognized by the Company during the period from the date of acquisition of the interests in the Company by the Initial Members up to, and including, the date of such repurchase, which sum shall be reduced by each of (X) the product of (1) the marginal federal income tax rate applicable to the individual owners of the Initial Members, and (2) the total interest expense on the Loan, and (Y) the product of (1) the marginal effective state and local income tax rates applicable to the individual owners of the Initial Members, and (2) the total interest expense on the Loan which is deductible by such individuals for state and local income tax purposes; provided that, to the extent such aggregate repurchase price, excluding the $50,000 component, is greater than the aggregate tax basis of the Initial Members in all of their interests in the Company, as adjusted, then the aggregate repurchase price shall be increased by the amount equal to the product of (i) such excess amount and (ii) the difference between
(a) the fraction, the numerator of which is 1 and the denominator of which is the difference between 100% and the marginal effective combined federal, state and local income tax rates applicable to the individual owners of the Initial Members and (b) 1; and provided further that, to the extent such aggregate repurchase price, excluding the $50,000 component, is less than the aggregate tax basis of the Initial Members in all of their interests in the Company, as adjusted (solely with respect to Company-level items), then such repurchase price shall be reduced by an amount equal to the product of such difference and a fraction of which the numerator is 12% and the denominator is 88%.

                  3.       MISCELLANEOUS

                  (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  (b) Amendment. This Agreement may not be amended, altered or modified except by a written instrument executed by the parties hereto.

                  (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  (d) Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York which are applicable to contracts made and to be performed wholly within such state.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  (f) Benefits of Agreement. This Agreement does not confer on the shareholders of PCC the right to enforce the obligations of the Company or the Initial Members hereunder.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                                          PRESIDIO CAPITAL CORP.

                                          By:    Wexford Management LLC
                                                 as agent


                                          By: /s/ Mark Plaumann
                                              -----------------
                                                 Name:    Mark Plaumann
                                                 Title:   Senior Vice President


                                          T-TWO HOLDING, L.L.C.

                                          By:    Roundhill Associates Limited
                                                 Partnership


                                          By:  /s/ Mark Plaumann
                                               -----------------
                                                 Name:    Mark Plaumann
                                                 Title:   Vice President


                                          ROUNDHILL ASSOCIATES LIMITED
                                                 PARTNERSHIP


                                          By: /s/  Mark Plaumann
                                              ------------------
                                                 Name:      Mark Plaumann
                                                 Title:     Vice President


                                          ROUNDHILL ASSOCIATES LIMITED
                                                 PARTNERSHIP II


                                          By:  /s/ Mark Plaumann
                                                 Name:      Mark Plaumann
                                                 Title:     Vice President